UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

215 Depot Court SE, Suite 215

Leesburg, VA 20175

(Address of Principal Executive Office) (Zip Code)

(703) 436-2161

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (par value $0.0001 per share)	QUBT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The relevant information in Item 5.02 on this Current Report on Form 8-K, regarding the Initial Options (as defined herein), is incorporated herein by reference. The shares of common stock underlying the Initial Options were not registered under the Securities Act of 1933, as amended (the “Securities Act”) but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Resignation

On June 21, 2023, Mr. Christopher Roberts notified the Board of Directors (the “Board”) of Quantum Computing Inc. (the “Company”) that he will step down as the Company’s Chief Financial Officer (the “CFO Resignation”) effective June 30, 2023 (the “Effective Date”). Mr. Roberts’ resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the CFO Resignation, the Company and Mr. Roberts anticipate entering into a separation agreement (the “Separation Agreement”) whereby the Company will provide Mr. Roberts with: (i) a severance payment of $300,000, which is equal to twelve (12) months of Mr. Roberts’ base salary, (ii) coverage of Mr. Roberts’ health insurance, dental insurance and life insurance for six (6) months from the Effective Date, (iii) full vesting of restricted stock grant made on April 3, 2023 of 76,300 shares, (v) the prorated portion of his bonus for the fiscal year 2023, not to exceed $75,000, and (vi) full vesting of the stock option grant made on May 24, 2021 of 400,000 shares.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Separation Agreement, and such description is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2023.

Chief Financial Officer Appointment

Concurrent with the CFO Resignation, the Board appointed Mr. Christopher Boehmler as the Company’s Chief Financial Officer effective July 1, 2023 (the “CFO Appointment”).

Christopher Boehmler, 44, Chief Financial Officer

Mr. Chris Boehmler, age 44, the Company’s Chief Financial Officer, joined Quantum Computing Inc. as the Company’s Controller in March 2022. He worked as an independent consultant, from June 2018 until March 2022, serving both private and non-profit organizations. Previous to June 2018, his corporate finance experience totals 12 years in senior management positions for private and public technology-driven and financial institutions, primarily at Bridgewater Associates, LP and Intelsat. During this time, he also led the finance functions for two special-purpose start-ups where he was instrumental in raising private equity and performing due diligence on acquisition targets. His financial expertise spans capital markets, planning & analysis, accounting operations, management and regulatory reporting, financial systems integrations, and Sarbanes Oxley financial risks & controls. He started his career working in the investment banking division of Credit Suisse First Boston, followed by strategic management consulting for Booz Allen Hamilton. Chris has an undergraduate degree in Economics with a minor in Germanic Studies from the University of Chicago.

The Board believes that Mr. Boehmler’s experience in public and private corporate finance makes him ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Mr. Boehmler does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Boehmler reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with the CFO Appointment, the Company and Mr. Boehmler entered into an employment agreement (the “Employment Agreement”) whereby, as compensation for his services as the Chief Financial Officer, Mr. Boehmler shall receive (i) an annual base salary of $300,000 (“Base Salary”); (ii) an initial stock option grant (“Initial Options”) on the Effective Date of options to purchase 300,000 shares of the Company’s common stock (“Common Stock”); and (iii) annual stock option grants of options to purchase 125,000 shares of Common Stock, starting on the first anniversary of the Effective Date, and on each subsequent anniversary. Mr. Boehmler shall also be eligible for a discretionary annual bonus of up to 50% of his Base Salary.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, by and between Quantum Computing Inc. and Christopher Boehmler, dated June 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUANTUM COMPUTING INC.

Dated: June 26, 2023	By:	/s/ Christopher Roberts
Christopher Roberts
Chief Financial Officer

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